Exhibit 99.1

Company Contacts:

Michael McConnell

Chief Financial Officer

503-469-4652

mmcconnell@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

info@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Reports Second Quarter 2010 Financial Results

Beaverton, Ore. — July 30, 2010 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter and six months ended June 30, 2010.

Revenues for the second quarter increased 21% to $5.2 million from $4.3 million in the same quarter a year ago. The increase was primarily attributable to higher royalties from licensees and, to a lesser extent, increased services from certain major customers.

Operating loss for the second quarter improved by more than 50% to $0.4 million compared to an operating loss of $0.8 million in the second quarter of 2009. The net loss for the quarter was $0.9 million or $(0.13) per diluted share included development costs associated with the company’s investments in joint ventures with The Nielsen Company compared to a net loss of $0.7 million or $(0.09) per diluted share in the second quarter of 2009.

Revenues in the first half of 2010 increased 76% to $15.4 million from $8.8 million in the same period of 2009, reflecting revenues from the $4.5 million license agreement from Arbitron in the first quarter of 2010, as well as higher service and license revenues from other customers.

Operating income for the first half of 2010 was $3.8 million, compared to an operating loss of $1.8 million in the first half of 2009. Net income in the first half of 2010 was $2.9 million or $0.39 per diluted share, compared to a net loss of $1.5 million or $(0.21) per diluted share in the same period of 2009. The Nielsen Company joint ventures’ development costs amounted to $1.0 million in the first half of 2010.

At June 30, 2010, cash and cash equivalents and short-term marketable securities totaled $46.6 million, compared to $47.1 million at March 31, 2010.

Management will host a conference call to discuss these financial results and execution of the company’s strategy in more detail. Please see below for more information.

Conference Call

Digimarc will hold a conference call later today (July 30, 2010) to discuss these second quarter 2010 results. Chairman and CEO Bruce Davis and CFO Mike McConnell will host the call starting at 11:00 a.m. Eastern time (8:00 a.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be simulcast via a link available on Digimarc’s home page at www.digimarc.com, and will be available for replay until August 14, 2010. Thereafter, the webcast will be archived at www.digimarc.com/investors/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, please visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the company’s Form 10-K for the year ended December 31, 2009 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information		Six-Month Information
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenue:
Service	$2,918	$2,585	$6,432	$5,055
License & subscription	2,330	1,739	9,008	3,698

Total revenue	5,248	4,324	15,440	8,753

Cost of revenue:
Service	1,483	1,480	3,283	2,897
License & subscription	57	48	114	116

Total cost of revenue	1,540	1,528	3,397	3,013

Gross profit:
Service	1,435	1,105	3,149	2,158
License & subscription	2,273	1,691	8,894	3,582

Total gross profit	3,708	2,796	12,043	5,740

Percentage of gross profit to revenues:
Service	49%	43%	49%	43%
License & subscription	98%	97%	99%	97%
Percentage of gross profit to total revenue	71%	65%	78%	66%

Operating expenses:
Sales and marketing	759	728	1,500	1,473
Research and development	1,321	1,217	2,580	2,488
General and administrative	1,687	1,448	3,572	3,076
Intellectual property	319	217	576	494

Total operating expenses	4,086	3,610	8,228	7,531

Operating income (loss)	(378)	(814)	3,815	(1,791)

Other income (expenses):
Net loss from joint ventures	(561)	—	(1,018)	—
Other	61	140	122	313

Other income (expenses), net	(500)	140	(896)	313

Income (loss) before provision for income taxes	(878)	(674)	2,919	(1,478)
Provision for income taxes	(18)	(4)	(39)	(9)

Net income (loss)	$(896)	$(678)	$2,880	$(1,487)

Earnings (loss) per share:
Net income (loss) per share - basic	$(0.13)	$(0.09)	$0.41	$(0.21)
Net income (loss) per share - diluted	$(0.13)	$(0.09)	$0.39	$(0.21)
Weighted average shares outstanding - basic	7,097	7,158	7,097	7,158
Weighted average shares outstanding - diluted	7,097	7,158	7,403	7,158

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents (1)	$7,825	$8,884
Marketable securities (1)	38,757	33,902
Trade accounts receivable, net	2,393	3,570
Other current assets	1,018	872

Total current assets	49,993	47,228
Property and equipment, net	948	1,114
Intangibles, net	1,826	1,302
Investments in joint ventures	791	409
Other assets, net	450	430

Total assets	$54,008	$50,483

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$819	$1,407
Deferred revenue	1,972	2,318

Total current liabilities	2,791	3,725
Long-term liabilities	168	99

Total liabilities	2,959	3,824

Commitments and contingencies

Stockholders’ equity:
Preferred stock	50	50
Common stock	7	7
Additional paid-in capital	50,793	49,283
Retained earnings (accumulated deficit)	199	(2,681)

Total stockholders’ equity	51,049	46,659

Total liabilities and stockholders’ equity	$54,008	$50,483

(1)	Aggregate cash, cash equivalents, short-term marketable securities was $46,582 and $42,786 at June 30, 2010 and December 31, 2009, respectively.

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three-Month Information		Six-Month Information
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net income (loss)	$(896)	$(678)	$2,880	$(1,487)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	161	141	327	276
Stock-based compensation	765	594	1,505	1,160
Net loss from joint ventures	561	—	1,018	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	457	(680)	1,177	1,130
Other current assets	(278)	22	(146)	(45)
Other assets, net	(34)	(30)	(20)	(225)
Accounts payable and other accrued liabilities	(88)	161	(519)	(70)
Deferred revenue	(153)	(44)	(346)	(513)

Net cash provided by (used in) operating activities	495	(514)	5,876	226
Cash flows from investing activities:
Purchase of property and equipment	(58)	(86)	(129)	(214)
Capitalized patent costs	(298)	(246)	(534)	(428)
Investments in joint ventures	(700)	—	(1,400)	—
Sale or maturity of marketable securities	26,958	6,995	44,714	15,685
Purchase of marketable securities	(30,826)	(16,469)	(49,569)	(22,603)

Net cash provided by (used in) investing activities	(4,924)	(9,806)	(6,918)	(7,560)
Cash flows from financing activities:
Issuance of common stock	—	—	8	—
Purchase of common stock	(3)	—	(25)	—
Principal payments under capital lease obligations	—	(4)	—	(8)

Net cash provided by (used in) financing activities	(3)	(4)	(17)	(8)

Net increase (decrease) in cash and cash equivalents (2)	$(4,432)	$(10,324)	$(1,059)	$(7,342)

Cash equivalents and marketable securities at beginning of period	$47,146	$46,338	$42,786	$45,912
Cash equivalents and marketable securities at end of period	46,582	45,488	46,582	45,488

(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$(564)	$(850)	$3,796	$(424)

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